CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-209914 and 333-209913) and Form S-8 (No. 333-217464, 333-210953, 333-196186, 333-151438 and 333-151440) of United States Steel Corporation of our report dated February 15, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 15, 2019